Exhibit 99.1

Fourth Quarter and Fiscal 2008 Results; Chattem Affirms Fiscal 2009 Guidance

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--January 29, 2009--Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, today announced results for the fiscal fourth quarter and year ended November 30, 2008 and affirmed fiscal 2009 guidance.

“The Company’s growth and momentum continued in fiscal 2008 with strong revenue and earnings growth,” said Zan Guerry, Chattem’s Chairman and Chief Executive Officer. “Product innovation and a commitment to our advertising strategy behind our key brands, Gold Bond®, ACT®, Icy Hot® and Cortizone-10®, continues to drive our revenues, earnings and cash generation. In addition to funding our operations, the cash flow of the business allowed us to continue to reduce debt, opportunistically repurchase shares of our common stock, fund the settlement of Dexatrim® claims and increase our year-end cash balances,” Guerry stated.

“We expect fiscal 2009 to be another exciting year behind a strong line-up of new product launches, coupled with advertising support to continue the momentum of the business,” Guerry continued. “With our performance in 2008 and plans for 2009, we are affirming fiscal 2009 earnings per share guidance of $4.80 to $5.00 per share before SFAS 123R stock option expense and any debt extinguishment charges.”

FISCAL YEAR 2008 FINANCIAL RESULTS

Total revenues for fiscal 2008 rose to a record $454.9 million, an increase of 7.4%, compared to total revenues of $423.4 million in fiscal 2007. Revenue growth for the fiscal year was primarily driven by the five brands acquired from Johnson & Johnson (“J&J”) on January 2, 2007 (ACT, Cortizone-10, Unisom®, Balmex® and Kaopectate®) and continued growth of the Gold Bond, Icy Hot, Aspercreme® and Bullfrog® businesses, offset by declines in the CapzasinTM and Dexatrim franchises, and lost sales of Icy Hot Heat Therapy as a result of the first fiscal quarter voluntary recall of the product. Excluding the impact of the additional month of revenue from the five acquired brands in fiscal 2008 and sales of the discontinued Icy Hot Pro Therapy and Icy Hot Heat Therapy products, total revenues increased 6.5% in fiscal 2008 compared to fiscal 2007.

Net income for the fiscal year increased to a record $66.3 million, compared to $59.7 million for fiscal 2007, and earnings per share were $3.42, compared to $3.08 for fiscal 2007. Net income for fiscal 2008 included a loss on early extinguishment of debt, SFAS 123R employee stock option expense, non-recurring expenses related to the voluntary recall of Icy Hot Heat Therapy and a settlement related to claims alleging pulmonary arterial hypertension as a result of ingestion of Dexatrim products in 1998 through 2003. Net income for fiscal 2007 included a loss on early extinguishment of debt and SFAS 123R employee stock option expense. As adjusted to exclude these items, net income for fiscal 2008 was $82.2 million, compared to $65.1 million for fiscal 2007, and earnings per share were $4.25 compared to $3.36 for fiscal 2007, a 26.5% increase.

FOURTH QUARTER FINANCIAL RESULTS

Total revenues for the fourth quarter of fiscal 2008 were $105.5 million, compared to total revenues of $100.6 million in the prior year quarter, representing a 4.9% increase. Revenue growth for the quarter was led by strong performances from Gold Bond, Icy Hot, ACT, Aspercreme and Bullfrog. Offsetting these increases was a reduction in sales of Dexatrim, Capzasin, Selsun Blue® and discontinued sales of Icy Hot Heat Therapy, which was voluntarily recalled in the first fiscal quarter of 2008. Excluding the impact of discontinued sales of Icy Hot Heat Therapy and Icy Hot Pro Therapy, total revenues increased 3.9% compared to the prior year quarter.

Net income for the quarter rose to $16.7 million, compared to $14.8 million for the prior year quarter, and earnings per share were $0.86, compared to $0.76 for the prior year quarter. Net income for the fourth quarter of fiscal 2008 included non-recurring expenses related to the first fiscal quarter voluntary recall of Icy Hot Heat Therapy, legal expenses related to the settlement of claims related to ingestion of Dexatrim products in 1998 through 2003 and SFAS 123R employee stock option expense. Net income for the fourth quarter of fiscal 2007 included SFAS 123R employee stock option expense. As adjusted to exclude these items, net income for the fourth quarter of fiscal 2008 was $18.2 million, compared to $15.8 million for the prior year quarter, and earnings per share were $0.94 compared to $0.81 for the prior year quarter, a 16.0% increase.

KEY HIGHLIGHTS

  Gross margin was 71.1% for fiscal 2008, compared to 69.5% for fiscal 2007, and 69.2% for the fourth quarter, compared to 70.0% for the prior year quarter. Gross margin decreased in the fourth quarter of fiscal 2008 as a result of cost increases on certain input components, but is expected to increase back to historical levels in the range of 70% to 72% in fiscal 2009 as general cost pressures subside and minor retail price increases are implemented on certain of our products in the first quarter of our fiscal 2009.
  Advertising and promotion (A&P) expense rose by $5.9 million to $118.1 million, or 26.0% of total revenues, for fiscal 2008, compared to $112.2 million, or 26.5% of total revenues in fiscal 2007 and increased by $0.6 million to $26.6 million, or 25.2% as a percentage of total revenues for the fourth quarter of fiscal 2008. Although A&P spending increased on a dollar basis in fiscal 2008, A&P expense as a percentage of total revenues declined as compared to fiscal 2007 as a result of fiscal 2008 A&P expense not increasing commensurate with the rise in revenues for fiscal 2008.
  Selling, general and administrative (SG&A) expenses increased to 13.7% of total revenues for fiscal 2008, compared to 13.6% for fiscal 2007 and increased to 16.0% of total revenues for the fourth quarter, compared to 15.5% for the prior year quarter.
  For the fiscal year, cash flows from operations increased 6.3% to $92.2 million, compared to $86.7 million for fiscal 2007. Free cash flow, defined as cash flows from operations less capital expenditures, was $87.5 million, up 8.8%, compared to $80.4 million for fiscal 2007. Capital expenditures for the fiscal year were $4.6 million, a decrease of 27.0% as compared to $6.3 million for fiscal 2007, which included expenditures attributable to the integration of the in-house manufacturing for certain of the five brands acquired from J&J.
  During fiscal 2008, the Company reduced total debt by $48.5 million to $459.5 million as of November 30, 2008. During that same period, the Company repurchased 418,281 shares of the Company’s common stock for $26.3 million, or an average cost of $62.94 per share; funded the net settlement of $11.3 million related to claims involving the ingestion of Dexatrim products in 1998 through 2003 and increased cash balances by $16.9 million to $32.3 million as of November 30, 2008.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding product recall expenses and the settlement related to Dexatrim products increased 15.2% to $154.3 million, or 33.9% of total revenues, for fiscal 2008, compared to $133.9 million, or 31.6% of total revenues in fiscal 2007 and increased 1.6% to $32.6 million, or 30.9% of total revenues, for the fourth quarter.
  Effective December 4, 2008, the Company issued an aggregate of 487,123 shares of its common stock in exchange for $28.7 million in aggregate principal amount of its outstanding 2% Convertible Senior Notes due 2013 (the “Notes”). Following the exchange, there is $96.3 million principal amount outstanding of the $125.0 million Notes originally issued by the Company in November 2006.

FISCAL 2009 GUIDANCE

The Company currently expects earnings per share for fiscal 2009 to be in the range of $4.80 to $5.00, excluding stock option expense under SFAS 123R and any loss on debt extinguishment. Stock option expense under SFAS 123R for fiscal 2009 is estimated to be $0.26 per share.

NON-GAAP FINANCIAL MEASURES

In addition to presenting financial results in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, this earnings release also presents certain non-GAAP financial measures, including adjusted net income, adjusted earnings per share, adjusted EBITDA and free cash flow. A reconciliation of adjusted net income and adjusted EBITDA to net income reported in accordance with GAAP for the fourth quarter and fiscal year to date periods of fiscal 2008 and 2007 is provided in the unaudited consolidated statements of income attached hereto. As discussed in this release, the Company defines free cash flow as cash flows from operations less capital expenditures. Cash flows from operations and capital expenditures reported in accordance with GAAP are presented in the unaudited financial statements attached hereto. Chattem believes these non-GAAP financial measures provide both management and investors with additional insight into the Company’s operational strength and ongoing operating performance. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with U.S. GAAP. See the accompanying Form 8-K under which this earnings release is furnished to the Securities and Exchange Commission for further discussion of the utility of these non-GAAP measures and the purposes for which they are used by management.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the estimated stock option expenses under SFAS 123R, the estimated product recall expenses and the fiscal 2009 earnings per share guidance. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to the possibility of additional claims alleging pulmonary arterial hypertension as a result of ingestion of Dexatrim products and the risk factors disclosed in our Annual Report on Form 10-K as added or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.

WEBCAST

Chattem will provide an online Web simulcast and rebroadcast of its fourth quarter and fiscal 2008 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com today, Thursday, January 29, 2009 beginning at 8:30 a.m. ET. The online replay will follow shortly after the call and be available through February 5, 2009. Please note that the webcast requires Windows Media Player. For additional information please contact Robert Long, Vice President and Chief Financial Officer at 423-821-2037 ext. 3450.

About Chattem

Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot, Gold Bond, Selsun Blue, ACT, Cortizone-10 and Unisom. Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland, Canada, Greece and Peru. For more information, please visit the Company’s website: www.chattem.com.

CHATTEM, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended November 30,		For the Twelve Months Ended November 30,

	2008	2007	2008	2007

REVENUES	$105,461	$100,618	$454,879	$423,378

COSTS AND EXPENSES:
Cost of sales	32,493	30,187	131,620	129,055
Advertising and promotion	26,561	25,995	118,093	112,206
Selling, general and administrative	16,914	15,530	62,590	57,878
Product recall expenses	338	-	6,269	-
Acquisition expenses	-	-	-	2,057
Litigation settlement	75	-	11,271	-
Total costs and expenses	76,381	71,712	329,843	301,196

INCOME FROM OPERATIONS	29,080	28,906	125,036	122,182

OTHER INCOME (EXPENSE):
Interest expense	(6,017)	(7,228)	(25,310)	(29,930)
Investment and other income, net	353	370	715	1,460
Loss on early extinguishment of debt	-	-	(526)	(2,633)
Total other income (expense)	(5,664)	(6,858)	(25,121)	(31,103)

INCOME BEFORE INCOME TAXES	23,416	22,048	99,915	91,079

PROVISION FOR INCOME TAXES	6,701	7,228	33,629	31,389

NET INCOME	$16,715	$14,820	$66,286	$59,690

DILUTED SHARES OUTSTANDING	19,460	19,576	19,364	19,350

NET INCOME PER COMMON SHARE (DILUTED)	$0.86	$0.76	$3.42	$3.08

NET INCOME (EXCLUDING DEBT EXTINGUISHMENT, SFAS 123R EXPENSE, PRODUCT RECALL EXPENSES AND LITIGATION SETTLEMENT) PER COMMON SHARE (DILUTED):

Net income	$16,715	$14,820	$66,286	$59,690
Add:
Loss on early extinguishment of debt	-	-	526	2,633
SFAS 123R expense	1,689	1,500	5,970	5,622
Product recall expenses	338	-	6,269	-
Litigation settlement	75	-	11,271	-
Provision for income taxes	(602)	(481)	(8,090)	(2,845)

Net income (excluding debt extinguishment, SFAS 123R expense, product recall expenses and litigation settlement)	$18,215	$15,839	$82,232	$65,100

Net income (excluding debt extinguishment, SFAS 123R expense, product recall expenses and litigation settlement) per common share (diluted)	$0.94	$0.81	$4.25	$3.36

EBITDA RECONCILIATION (EXCLUDING PRODUCT RECALL EXPENSES AND LITIGATION SETTLEMENT):

Net income	$16,715	$14,820	$66,286	$59,690
Add:
Provision for income taxes	6,701	7,228	33,629	31,389
Interest expense, net (includes loss on early extinguishment of debt)	5,664	6,858	25,121	31,103
Depreciation and amortization (including SFAS 123R expense, less amounts included in interest)	3,101	3,158	11,705	11,746
EBITDA	$32,181	$32,064	$136,741	$133,928
Product recall expenses	338	-	6,269	-
Litigation settlement	75	-	11,271	-
EBITDA (excluding product recall expenses and litigation settlement)	$32,594	$32,064	$154,281	$133,928

Depreciation & amortization (including SFAS 123R expense)	$3,759	$3,881	$14,356	$14,465
Capital expenditures	$1,054	$2,495	$4,621	$6,295

CASH FLOWS FROM OPERATIONS:	For the Twelve Months Ended November 30,

	2008	2007

Net Income	$66,286	$59,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,386	8,843
Deferred income taxes	18,139	12,718
Stock-based compensation expense	5,970	5,622
Loss on early extinguishment of debt	526	2,633
Tax benefit realized from stock options exercised	(3,709)	(8,291)
Other, net	(1,463)	(189)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,664)	(13,901)
Inventories	2,331	(5,820)
Prepaid expenses and other current assets	(391)	1,249
Accounts payable and accrued liabilities	1,747	24,180
Net cash provided by operating activities	$92,158	$86,734

FREE CASH FLOW RECONCILIATION:

Net cash provided by operating activities	$92,158	$86,734
Less: Capital expenditures	(4,621)	(6,295)
Free cash flow	$87,537	$80,439

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.

CHATTEM, INC.
SELECTED SUMMARY FINANCIAL DATA
(In thousands)
(Unaudited)

SELECTED INCOME STATEMENT DATA:

The following table sets forth, for the periods indicated, certain items from our Consolidated Statements of Income expressed as a percentage of total revenues:

	For the Three Months Ended		For the Twelve Months Ended
	November 30, 2008	November 30, 2007	November 30, 2008	November 30, 2007

TOTAL REVENUES	100%	100%	100%	100%

COSTS AND EXPENSES:
Cost of sales	30.8	30.0	28.9	30.5
Advertising and promotion	25.2	25.8	26.0	26.5
Selling, general and administrative	16.0	15.5	13.7	13.6
Product recall expenses	0.3	-	1.4	-
Acquisition costs	-	-	-	0.5
Litigation settlement	0.1	-	2.5	-
Total costs and expenses	72.4	71.3	72.5	71.1

INCOME FROM OPERATIONS	27.6	28.7	27.5	28.9

OTHER INCOME (EXPENSE):
Interest expense	(5.7)	(7.2)	(5.6)	(7.1)
Investment and other income, net	0.3	0.4	0.2	0.3
Loss on early extinguishment of debt	-	-	(0.1)	(0.6)
Total other income (expense)	(5.4)	(6.8)	(5.5)	(7.4)

INCOME BEFORE INCOME TAXES	22.2	21.9	22.0	21.5

PROVISION FOR INCOME TAXES	6.4	7.2	7.4	7.4

NET INCOME	15.8%	14.7%	14.6%	14.1%

SELECTED BALANCE SHEET DATA:	November 30, 2008	November 30, 2007

Cash and cash equivalents	$32,310	$15,407
Accounts receivable, net	$49,417	$43,753
Inventories	$40,933	$43,265
Accounts payable, accrued liabilities and bank overdraft	$40,593	$47,360

Senior bank debt	$127,000	$175,500
Subordinated debt	$332,500	$332,500
Total debt	$459,500	$508,000

SHARE REPURCHASE DATA:	For the Three Months Ended		For the Twelve Months Ended
	November 30, 2008	November 30, 2007	November 30, 2008	November 30, 2007

Shares repurchased	-	20	418	400
Cash paid for share repurchases	$-	$1,341	$26,327	$23,601

SUMMARY OF NET SALES:

Net sales by domestic product category and total international for the fourth quarter of fiscal 2008, as compared to the corresponding period in fiscal 2007, were as follows:
			Increase (Decrease)
	2008	2007	Amount	Percentage
Medicated skin care	$34,011	$31,350	$2,661	8%
Topical pain care *	22,501	20,158	2,343	12%
Oral care	15,827	13,603	2,224	16%
Internal OTC's	11,373	11,613	(240)	(2%)
Medicated dandruff shampoos	8,797	9,528	(731)	(8%)
Dietary supplements	4,045	4,558	(513)	(11%)
Other OTC and toiletry products	1,566	1,082	484	45%

Total Domestic	98,120	91,892	6,228	7%
International revenues (including royalties)	7,341	8,726	(1,385)	(16%)

Total Revenues	$105,461	$100,618	$4,843	5%

Net sales by domestic product category and total international for the twelve months of fiscal 2008, as compared to the corresponding period in fiscal 2007, were as follows:
			Increase (Decrease)
	2008	2007	Amount	Percentage
Medicated skin care	$141,942	$123,456	$18,486	15%
Topical pain care *	96,779	95,858	921	1%
Oral care	62,872	48,863	14,009	29%
Internal OTC's	48,006	45,043	2,963	7%
Medicated dandruff shampoos	35,737	36,934	(1,197)	(3%)
Dietary supplements	19,491	26,121	(6,630)	(25%)
Other OTC and toiletry products	18,261	17,218	1,043	6%

Total Domestic	423,088	393,493	29,595	8%
International revenues (including royalties)	31,791	29,885	1,906	6%

Total Revenues	$454,879	$423,378	$31,501	7%

* Includes Icy Hot Heat Therapy and Icy Hot Pro Therapy

CONTACT:
Chattem, Inc.
Robert Long, 423-821-2037 x3450
Vice President and Chief Financial Officer